Exhibit 3.1

Notice of Articles

BUSINESS CORPORATIONS ACT

 This Notice of Articles was issued by the Registrar on: June 13, 2025 12:01 AM Pacific Time

Incorporation Number:   BC1251418

 Recognition Date and Time: Incorporated on May 27, 2020 09:18 AM Pacific Time

NOTICE OF ARTICLES

Name of Company:
OPTIMI HEALTH CORP.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
2054 DOWAD DRIVE	2054 DOWAD DRIVE
SQUAMISH BC V8B 0Y8	SQUAMISH BC V8B 0Y8
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
2054 DOWAD DRIVE	2054 DOWAD DRIVE
SQUAMISH BC V8B 0Y8	SQUAMISH BC V8B 0Y8
CANADA	CANADA

Page: 1 of 2

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Schintler, Jon

Mailing Address:	Delivery Address:
2703 E. 23RD AVE	2703 E. 23RD AVE
VANCOUVER BC V5R 1A7	VANCOUVER BC V5R 1A7
CANADA	CANADA

Last Name, First Name, Middle Name:
Stevens, Dane

Mailing Address:	Delivery Address:
217 WEST HASTINGS ST.	217 WEST HASTINGS ST.
VANCOUVER BC V6B 1H7	VANCOUVER BC V6B 1H7
CANADA	CANADA

Last Name, First Name, Middle Name:
Wilson, JJ

Mailing Address:	Delivery Address:
600-21 WATER STREET	600-21 WATER STREET
VANCOUVER BC V6B 1A1	VANCOUVER BC V6B 1A1
CANADA	CANADA

Last Name, First Name, Middle Name:
Safarik, Bryan (formerly Safrik, Bryan)

Mailing Address:	Delivery Address:
901-77 WALTER HARDWICK AVENUE	901-77 WALTER HARDWICK AVENUE
VANCOUVER BC V5Y 0C6	VANCOUVER BC V5Y 0C6
CANADA	CANADA

Last Name, First Name, Middle Name:
Safarik, Jacob Frederick

Mailing Address:	Delivery Address:
1905 - 285 10TH AVENUE E	1905 - 285 10TH AVENUE E
VANCOUVER BC V5T 0H6	VANCOUVER BC V5T 0H6
CANADA	CANADA

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value

Without Special Rights or Restrictions attached

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